For the annual period ended October 31, 2015
File No. 811-03981
Prudential World Fund, Inc.


SUB-ITEM 77I

PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

      Prudential World Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:   Pursuant to authority expressly vested in the
Board of Directors of the Corporation (the "Board of
Directors") by Article IV, Section 2 of the charter of the Corporation (the "Charter") and Section 2-208 of the
Maryland General Corporation Law, the Board of Directors has classified and designated authorized but unissued shares as follows:

            (a)	100,000,000 shares of Prudential
International Value Fund Class A Common Stock, 10,000,000 shares of Prudential International Value Fund Class B
Common Stock, 50,000,000 shares of Prudential International
Value Fund Class C Common Stock, 75,000,000 shares of
Prudential International Value Fund Class Z Common Stock and 15,000,000 shares of Prudential International Equity
Fund Class B Common Stock ("Equity Fund Class B Common
Stock") as 250,000,000 shares of Prudential Jennison
International Opportunities Fund Class Q Common Stock
("Class Q Common Stock"); and

            (b)	120,000,000 shares of Equity Fund Class B
Common Stock as 120,000,000 additional shares of Prudential
International Equity Fund Class A Common Stock ("Equity
Fund Class A Common Stock").

Each of the Class Q Common Stock and the Equity Fund Class
A Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND:   Prior to the classification and designation
in these Articles Supplementary, the total number of shares
of all series and classes of stock which the Corporation
had authority to issue is 4,200,000,000 shares, $0.01 par
value per share, having an aggregate par value of
$42,000,000, classified and designated as follows:
Prudential Emerging Markets Debt Local Currency Fund
         Class A Common Stock            75,000,000
      Class C Common Stock            50,000,000
      Class Q Common Stock            50,000,000
      Class Z Common Stock            250,000,000
            Prudential International Value Fund
         Class A Common Stock            100,000,000
      Class B Common Stock              10,000,000
      Class C Common Stock              50,000,000
         Class Z Common Stock              75,000,000
            Prudential International Equity Fund
         Class A Common Stock            325,000,000
      Class B Common Stock            150,000,000
      Class C Common Stock            150,000,000
         Class Z Common Stock            250,000,000
            Prudential Jennison Global Opportunities Fund
         Class A Common Stock            150,000,000
      Class C Common Stock            125,000,000
      Class Q Common Stock            200,000,000
         Class Z Common Stock            200,000,000
  Prudential Jennison International Opportunities Fund
         Class A Common Stock            200,000,000
      Class C Common Stock            200,000,000
         Class Z Common Stock            200,000,000
            Prudential Jennison Global Infrastructure Fund
         Class A Common Stock            200,000,000
      Class C Common Stock            100,000,000
         Class Z Common Stock            225,000,000
            Prudential Jennison Emerging Markets Fund
         Class A Common Stock            250,000,000
      Class C Common Stock              65,000,000
      Class Q Common Stock            250,000,000
         Class Z Common Stock            300,000,000

      THIRD:           As classified and designated hereby,
the total number of shares of all classes and series of stock which the Corporation has authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, classified and designated as follows:

  Prudential Emerging Markets Debt Local Currency Fund
         Class A Common Stock              75,000,000
      Class C Common Stock              50,000,000
      Class Q Common Stock              50,000,000
      Class Z Common Stock            250,000,000
            Prudential International Equity Fund
         Class A Common Stock            445,000,000
      Class B Common Stock              15,000,000
      Class C Common Stock            150,000,000
         Class Z Common Stock            250,000,000
            Prudential Jennison Global Opportunities Fund
         Class A Common Stock            150,000,000
      Class C Common Stock            125,000,000
      Class Q Common Stock            200,000,000
         Class Z Common Stock            200,000,000
    Prudential Jennison International Opportunities Fund
         Class A Common Stock            200,000,000
      Class C Common Stock            200,000,000
      Class Q Common Stock            250,000,000
         Class Z Common Stock            200,000,000
            Prudential Jennison Global Infrastructure Fund
         Class A Common Stock            200,000,000
      Class C Common Stock            100,000,000
         Class Z Common Stock            225,000,000
            Prudential Jennison Emerging Markets Fund
         Class A Common Stock            250,000,000
      Class C Common Stock              65,000,000
      Class Q Common Stock            250,000,000
         Class Z Common Stock            300,000,000
      FOURTH:   These Articles Supplementary have been
approved by the Board of Directors in the manner and by the
vote required by law.  These Articles Supplementary do not
increase the total number of authorized shares of stock of
the Corporation.
      FIFTH:   The undersigned officer of the Corporation
acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]



      IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant
Secretary on this 10th day of December, 2015.

ATTEST:   PRUDENTIAL WORLD FUND, INC.


/s/ Jonathan D. Shain        By: /s/ Scott Benjamin  (SEAL)
Name:  Jonathan D. Shain     Name: Scott Benjamin
Title:  Assistant Secretary   Title:  Vice President